Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Balance Sheet as at September 30, 2013

Statement of Operations for the nine months ended September 30, 2013

Statement of Operations for the year ended December 31, 2012

Notes to the Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 23, 2013 (the “Closing Date”), Gamzio Mobile, Inc, closed a voluntary share exchange transaction (the “Exchange Transaction”) with Gamzio, Inc. and the shareholders of Gamzio, Inc. As a result of the Exchange Transaction, the Gamzio, Inc. Stockholders acquired 30,000,000 of the issued and outstanding common stock of Gamzio Mobile, Inc.  In addition, prior to the share exchange, the holder of the notes payable converted $1,250,000 of debt into 25,000,000 shares of common stock of Gamzio Mobile Inc.

The share exchange constitutes a reverse acquisition and is considered to be a capital transaction in substance, rather than a business combination, therefore no goodwill or other intangible assets have been recorded.

The following Unaudited Pro Forma Combined Financial Statements give effect to the aforementioned acquisition based on the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Combined Financial Statements, which management believes are reasonable.  The Unaudited Pro Forma Combined Balance Sheet and Combined Statement of Operations of Gamzio Mobile, Inc. and Gamzio, Inc. as of September 30, 2013 as if the merger occurred on January 1, 2012.  These unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the audited historical financial statements and related notes of Gamzio Mobile, Inc., which are included in this document.

The Unaudited Pro Forma Combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the merger of Gamzio Mobile, Inc. and Gamzio, Inc. had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

Gamzio Mobile, Inc.
Unaudited Pro Forma Combined Balance Sheet
September 30, 2013

	Gamzio Mobile, Inc. (Unaudited)	Gamzio, Inc. (Unaudited)	Note		Pro Forma Adjustments (Unaudited)	Pro Forma Combined (Unaudited)
Assets

Current Assets
Cash	$1,051	$-			$-	$1,051
Total Current Assets	1,051	-			-	1,051

Property, plant and equipment	5,745	-			-	5,745

Total Assets	6,796	-			-	6,796

LIABILITIES and STOCKHOLDERS’ (DEFICIT)

Current Liabilities
Accounts payable	35,393	-			-	35,393
Accrued Interest	212,336	-			-	212,336
Loan payable to related parties	27,523	257,159	2	(a)	(257,159)	27,523
Imputed interest	-	(7,066)	2	(a)	7,066
Loan payable	1,613,162	-	2	(c)	(1,250,000)	363,162
Total Current Liabilities	1,888,414	250,093			(1,500,093)	638,414

Total liabilities	1,888,414	250,093			(1,500,093)	638,414

STOCKHOLDERS’ (DEFICIT)
Common shares	658	-	2	(b)	30,000
			2	(c)	25,000	55,658
Additional paid-in capital	2,997,738	8,538	2	(a)	250,093
			2	(d)	(4,880,014)
			2	(b)	(30,000)
			2	(c)	1,225,000	(428,645)
Deficit accumulated during exploration stage	(137,569)		2	(e)	137,569
			2	(e)	(137,569)
Deficit accumulated during development stage	(4,742,445)	(258,631)	2	(d)	4,880,014	(258,631)

Total Stockholders’ (Deficit)	(1,881,618)	(250,093)			1,500,093	(631,618)

Total Liabilities and Stockholders’ (Deficit)	$6,796	$-			$-	$6,796

       The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Gamzio Mobile, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the nine month period ended September 30, 2013

	Gamzio Mobile, Inc. (Audited)	Gamzio, Inc. (Unaudited)	Note		Pro Forma Adjustments	Pro Forma Combined (Unaudited)

Revenues	$-	$-			$-	$-

Operating costs and expenses
Impairment loss on software	333,705					333,705
Selling, General and administrative	481,752	61,599			-	543,351
Research and development	20,842	-			-	20,842
Total Expenses	836,299	61,599			-	897,898

Operating loss	(836,299)	(61,599)			-	(897,898)

Other
Interest expense	343,582	-	2	(c)	(266,238)	77,344

Net Loss	$(1,179,881)	$(61,599)			$266,238	$(975,242)

Net Loss Per Common Share
- basic and diluted	$(1.79)	$(0.62)				$(0.02)

Weighted Average Outstanding shares
- basic and diluted	658,252	100,000	2	(b)	(100,000)	55,658,252
			2	(b)	30,000,000
			2	(c)	25,000,000

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Gamzio Mobile, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the year ended December 31, 2012

	Gamzio Mobile, Inc. (Audited)	Gamzio, Inc. (Unaudited)	Note		Pro Forma Adjustments	Pro Forma Combined (Unaudited)

Revenues	$-	$-			$-	$-

Operating costs and expenses
Impairment loss on goodwill	411,939					411,939
Impairment loss on website development	7,500					7,500
Selling, General and administrative	965,625	197,032			-	1,162,657
Research and development	199,196	-			-	199,196
Total Expenses	1,584,260	197,032			-	1,781,292

Operating loss	(1,584,260)	(197,032)			-	(1,781,292)

Other
Interest expense	1,592,630	-	2	(c)	(1,244,171)	348,459

Net Loss	$(3,176,890)	$(197,032)			$1,244,171	$(2,129,751)

Net Loss Per Common Share
- basic and diluted	$(4.83)	$(1.97)				$(0.04)

Weighted Average Outstanding shares
- basic and diluted	658,252	100,000	2	(b)	(100,000)	55,658,252
			2	(b)	30,000,000
			2	(c)	25,000,000

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Gamzio Mobile, Inc.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Amounts expressed in US dollars)

1.          BASIS OF PRESENTATION

The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of Gamzio Mobile, Inc. and Gamzio, Inc. as of September 30, 2013 as if the acquisition occurred on January 1, 2012.

The Unaudited Pro Forma Combined Statements of Operations represents the combined financial position of Gamzio Mobile, Inc. and Gamzio, Inc., Inc. assuming that the acquisition took place on January 1, 2012.

2.          PRO FORMA ADJUSTMENTS

a)  Simultaneously with the closing of the Exchange Transaction the loans to related parties of Gamzio, Inc.  is to be considered a capital contribution.

b)  Simultaneously with the closing of the Exchange Transaction, the shareholders of Gamzio, Inc. received 30,000,000 common shares and surrendered their 100,000 shares.

c)  Simultaneously with the closing of the Exchange Transaction, Gamzio Mobile, Inc. converted $1,250,000 of its debt to 25,000,000 common shares.

d) These are adjustments to paid in capital and retained deficit to eliminate the Gamzio Mobile, Inc. additional paid-in capital based on the related exchange ratio inherent in the share exchange agreement.

e)   Reclassification entry related to the deficit accumulated in the exploration stage of Gamzio Mobile, Inc.